EXHIBIT 99.9

JOINT FILING AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of U.S. Energy Corp., a Wyoming corporation (the “Company”);

NOW, IT IS AGREED, this 26th day of March, 2019 by the parties hereto:

1.       In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the common stock, par value $0.001 per share, of the Company and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

2. Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

3. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

4.       So long as this agreement is in effect, each of the undersigned shall provide written notice to Vinson & Elkins LLP (“Vinson & Elkins”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

5.       In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

6.       Any party hereto may terminate his, her or its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Patrick E. Duke at pduke@apegtx.com.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

APEG Energy II, LP
By: APEG Energy II GP, LLC, its general partner

By:	/s/ Patrick E. Duke
Name: Title:	Patrick E. Duke

Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC, as sole member of APEG Energy II GP, LLC, as general partner of APEG Energy II, LP

APEG Energy II GP, LLC
By: Angelus Capital, LLC, its sole member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC, as sole member of APEG Energy II GP, LLC

Angelus Capital, LLC
By: Angelus Private Equity Group, LLC, its sole member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC

Angelus Private Equity Group, LLC
By: Duke Capital Services, LLC, a managing member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC

Duke Capital Services
By: Patrick E. Duke, its sole member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC

Paul W. Haarman

By:	/s/ Paul W. Haarman

Patrick E. Duke

By:	/s/ Patrick E. Duke